Exhibit 99.1

Boston Omaha Corporation Announces Third Quarter 2026 Financial Results and Further Increase in Share Repurchase Program from $30 Million to $85 Million

Omaha, Nebraska (Business Wire)	November 13, 2026

Boston Omaha Corporation (NYSE: BOC) (the “Company”, “we”, or “our”) announced its financial results for the third quarter ended September 30, 2026, in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show summary financial data below for the third quarter of 2026 and 2025. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com. A supplemental presentation providing additional financial information for the third quarter of 2026 can be found on our investor relations website at https://investor.bostonomaha.com. We believe that it is important for shareholders to read the supplemental presentation as, in management’s opinion, it provides additional information on business metrics we use in gauging the performance of each of our business units and investments.

($ in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Billboard Rentals, Net	$12,076	$11,788	$34,772	$33,993
Broadband Services	10,101	10,151	31,328	30,705
Investment and Other Income	1	5	2	22
Total Revenues	22,178	21,944	66,102	64,720

Depreciation and Amortization Expense	6,538	6,193	19,173	18,064

Net Loss from Operations	(997)	(689)	(2,156)	(2,223)
Net Other Expense	(3,611)	(4,224)	(8,104)	(10,855)
Income Tax Benefit on Continuing Operations	194	756	1,311	1,746
Noncontrolling Interest in Subsidiary Loss	3,830	1,768	4,790	5,776
Income (Loss) from Discontinued Operations	392	(199)	207	(21)
Net Loss Attributable to Common Stockholders	$(192)	$(2,588)	$(3,952)	$(5,577)
Basic and Diluted Net Loss per Share	$(0.01)	$(0.08)	$(0.13)	$(0.18)

	September 30,	December 31,
	2026	2025
Total Unrestricted Cash and Investments (1)	$29,743	$36,726
Total Assets	672,162	713,073
Total Liabilities	166,830	177,000
Total Boston Omaha Stockholders' Equity	495,733	516,137
Noncontrolling Interests (2)	9,599	19,936
Total Equity	$505,332	$536,073

During the third quarter of fiscal 2026, “Net Other Expense” included losses of $5.0 million within BOAM primarily related to the changes in the fair value of the underlying assets within the 24th Street Funds and BFR Fund, an unrealized loss of $2.2 million on the Sky Harbour warrants held by Boston Omaha, and $0.6 million in interest expense. These items were partially offset by $2.6 million in income from unconsolidated affiliates mainly related to our equity method position in Sky Harbour, $1.4 million in realized gains on the sale of 360,000 shares of Sky Harbour Class A common stock, and interest and dividend income of $0.2 million.

(1)

Investments consist of U.S. Treasury securities classified as trading securities and marketable equity securities. Marketable equity securities excludes Sky Harbour Group Corporation (“Sky Harbour”) Class A common stock as we account for our 13.4% stake (as measured at September 30, 2026) under the equity method.

(2)	Noncontrolling interests are primarily related to third party capital raised within our Build for Rent Fund and 24th Street commercial real estate funds.

Our investment in Sky Harbour Class A common stock and warrants was valued at $71.6 million on our condensed consolidated balance sheet as of September 30, 2026. If our investment in Sky Harbour Class A common stock was accounted for at fair value based on its quoted market price (currently valued using equity method accounting), then our total investment in Sky Harbour Class A common stock and warrants would be valued at $105.3 million as of September 30, 2026.

Cash inflow from continuing operations for the nine months ended September 30, 2026 was $16.6 million, compared to a cash inflow of $13.0 million for the nine months ended September 30, 2025.

During the third quarter of fiscal 2026, we repurchased 457,308 shares of our Class A common stock for a total cost of $6.4 million.

Our book value per share was $16.64 at September 30, 2026, compared to $16.63 at December 31, 2025.

As of September 30, 2026, we had 29,208,443 shares of Class A common stock and 580,558 shares of Class B common stock outstanding.

As of November 13, 2026, we had 28,999,265 shares of Class A common stock and 580,558 shares of Class B common stock outstanding.

In September 2026, we announced a new Share Repurchase Program to take effect in November 2026 authorizing the Company to repurchase up to $30 million of its Class A common stock. On November 11, 2026, the Board voted to increase the size of the Share Repurchase Program to $85 million. The acquisition of shares under the Share Repurchase Program may be effected from time to time through open market purchases (including under a plan adopted pursuant to Rule 10b5-1 promulgated under the Securities Exchange Act of 1934) or other methods of acquiring shares, in each case on such terms and at such times as shall be permitted by applicable securities laws and determined by the Company’s management. Under this new program, share repurchases may be made from time to time depending on market conditions, share price, share availability, and other factors at the Company’s discretion.  The Share Repurchase Program expires on the earlier of December 31, 2027 or when $85 million of Class A common stock has been repurchased under the Share Repurchase Program. Pursuant to the Share Repurchase Program, the Company is not obligated to repurchase any specific number of shares of its Class A common stock. Any repurchase of shares will take place in open market transactions or privately negotiated transactions in accordance with applicable securities and other laws, including the Securities Exchange Act of 1934. The Company intends to finance the repurchase program using its available cash and cash equivalents. The Board may modify, suspend, extend, expand or terminate the Share Repurchase Program at any time.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, broadband telecommunications services, and asset management.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, operating margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, and the additional risk factors set forth in our quarterly reports on Form 10-Q and reports on Form 8-K filed after March 30, 2026, and our subsequent filings with the SEC. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that general economic conditions and subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Our investor relations website, https://investor.bostonomaha.com, serves as a comprehensive resource for investors. We strongly encourage its use for easy access to information about the Company. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information, and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

Contacts:

Boston Omaha Corporation

Josh Weisenburger, 402-210-2633

contact@bostonomaha.com